EXHIBIT 3.1

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS REGISTERED AND QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

HYLETE, Inc.

Class A Bond

NUMBER: BNDA-____________

BOND DATE: ______________________

MATURITY DATE: _______________

REGISTERED OWNER: ______________________________

PRINCIPAL AMOUNT: $_________________

HYLETE (the “Company”), a California corporation, for value received and subject to the terms and conditions set forth herein, hereby promises to pay to the Registered Owner whose name is set forth above, the Principal Amount set forth above, together with interest at the rate specified herein.

This Class A Bond is one of a series of bonds (each a “Bond, and together, the “Bonds”), in the aggregate principal amount of $5,000,000 of like tenor and effect, except as to the interest payment date and date of maturity as set forth above. The Bonds are subject to full repayment at their respective maturity dates.

1. Principal and Term. The term of this Bond shall be three (3) years from the Bond Date set forth above. The Outstanding Principal Balance (as defined herein) shall be due and payable in full on the Maturity Date set forth above. The term “Outstanding Principal Balance” means, as of any date of determination, the principal amount of this Bond that remains unpaid.

2. Interest.

a. Calculation. Interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 12% per annum. Interest shall compound annually and shall be computed on the basis of a year consisting of 360 days, with payments each month consisting of the same amount regardless of actual number of days in such month. Partial month calculations shall be done as nearly to pro rata as possible of that portion of the month remaining. Such calculations shall be made in the Company’s sole discretion.

b. Payments. Interest payments shall be made to the Payee on a monthly basis on the same numerical day as the Bond Date set forth above following the month of accrual, beginning one month after the Bond Date. Payments may be made by wire transfer or ACH to the Registered Owner at the option of the Company. Both principal of and interest on this Bond are payable in any currency which, on the respective dates of payment of principal and interest, is legal tender for the payment of public and private debts under the laws of the United States of America.

c. Prepayment. Prior to the Maturity Date, the Note shall not be callable, redeemable or prepayable at any time.

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3. Default. If any one of the following events shall occur and be continuing (each, an “Event of Default”):

(a) the Company fails to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred by bondholders representing a minimum of fifty-one percent (51%) of the outstanding total principal amount of Bonds outstanding at the time of the Event of Default;

(b) the Company fails to pay the principal when due at maturity and payment is not made within 90 days and the time for payment has not been extended or deferred by bondholders representing a minimum of fifty-one percent (51%) of the outstanding total principal amount of Bonds outstanding at the time of the Event of Default; or

(c) the Company shall file a petition for relief or commence a proceeding under any bankruptcy, insolvency, reorganization or similar law (or its board of directors shall authorize any such filing or the commencement of any such proceeding), have any liquidator, administrator, trustee or custodian appointed with respect to it or any substantial portion of its business or assets, make a general assignment for the benefit of creditors or generally admit its inability to pay its debts as they come due;

then in any such event the Registered Owner may at its option, by notice to the Company, declare the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon to be immediately due and payable, whereupon this Bond and all such accrued interest shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. Notwithstanding the foregoing, if any event described in clause (c) above shall occur, the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. Further, in each and every such occurrence the Registered Owner may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant or condition contained in this Bond or in aid of the exercise of any power granted in this Bond.

4. Subordination. The Bonds will be fully subordinate to current debtholders of the Company, including Black Oak Capital Management and Bypass Trust Share of Chung Family Trust, as well as any other financing lenders that in the future may require a senior secured debt position. The Company may place any debt holder in a senior secured position as it may determine, in its sole discretion, is in the best interests of the Company. The Bonds will be equal in debt standing (pari passu) with all other non-secured debt obligations of the Company.

5. Callability. The bonds are not callable by the Company.

6. Transfers. This Bond is registered both as to principal and interest and is transferable only on the books of the Company by presentation of the Bond with an instrument of transfer satisfactory to the Company and duly executed by the Registered Owner or its duly authorized agent.

7. Miscellaneous.

a. The Bonds are payable by the Company from its available cash and no incorporator, stockholder, employee, agent, officer, director or subsidiary of the Company nor any person executing the Bonds, shall be liable personally on the Bonds by reason of the issuance thereof.

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b. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Bond.

c. If the Company shall fail to pay any amount payable hereunder on the due date therefor, the Company shall pay all costs of collection, including, but not limited to, attorney’s fees and expenses, incurred by the Registered Owner on account of such collection.

d. The Company and any other person at any time liable for the payment hereof, severally waive presentment, demand, protest and notice of any kind (including notice of presentment, demand, protest, dishonor and nonpayment). The Company shall pay the Registered Owner all sums which are payable pursuant to the terms of this Bond without setoff, recoupment or deduction of any kind or for any reason whatsoever.

e. No delay on the part of the Registered Owner in exercising any option, power or right hereunder, shall constitute a waiver thereof, nor shall the Registered Owner be estopped from enforcing the same or any other provision at any later time or in any other instance. No waiver of any of the terms or provisions of this Bond shall be effective unless in writing, duly signed by the party to be charged. This Bond shall not be modified except by a writing signed by both the Company and the Registered Owner.

(e) This Note shall be governed and construed in accordance with the laws of the State of California.

(f) THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE CALIFORNIA AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS BOND MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS BOND. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY THE REGISTERED OWNER AGAINST THE COMPANY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR RELATED TO THIS BOND.

IN WITNESS WHEREOF, the Company has caused this Bond to be executed by its duly authorized officer, as of the day and year first above written

COMPANY: HYLETE, Inc. By: Ronald L. Wilson, II, CEO

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